UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 10, 2018

Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Address of principal executive offices)

(215) 488-9300

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on June 13, 2018 (the “Effective Date”), Windtree Therapeutics, Inc. (the “Company”) entered into a Guaranty and Replenishment Agreement (“Agreement”) with Lee’s Pharmaceutical Holdings Limited, a company organized and existing under the laws of the Cayman Islands (“Lee’s”). Pursuant to the Agreement, Lee’s agreed to replenish amounts expended by the Company out of its Minimum Cash (as defined in the Agreement) and secured its obligation to the Company by delivering an Irrevocable Stand-by Letter of Credit (the “Letter of Credit”) in the amount of $1,000,000 in favor of the Company. The Letter of Credit, which was an exhibit to the Agreement that was filed on June 19, 2018, as Exhibit 10.1 to the Company’s Current Report on Form 8-K, was set to expire effective October 31, 2018.

On October 10, 2018, Lee’s amended the Letter of Credit to extend its expiry date until December 28, 2018 (“Amendment”). A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment dated October 10, 2018, to Irrevocable Stand-by Letter of Credit dated June 13, 2018.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windtree Therapeutics, Inc.

By:/s/ Craig Fraser
Craig Fraser
President and Chief Executive Officer

Date:     October 16, 2018